Exhibit 99

          CompuDyne 2003 Earnings Increase 83% to $0.42 Per Share after
                       Charge for Contract in Litigation;
                              Revenues Increase 24%
      Charge for Contract in Litigation Reduces Earnings by $0.12 Per Share

     HANOVER, Md.--(BUSINESS WIRE)--Feb. 19, 2004--CompuDyne Corp. (Nasdaq:CDCY) an industry leader in sophisticated security products, integration and technology for the public security markets, today announced that earnings per share for 2003 were $0.42 after a charge for a contract in litigation, up from $0.23 for 2002. The company recorded a $1.7 million pre-tax charge for a contract previously discussed on the company's Form 8-K filed on December 11, 2003. The charge for the contract in litigation reduced earnings by $0.12 per share. Included in operating expenses for 2003 are closure and relocation charges of $362 thousand, equivalent to $0.04 per share. Net income after all charges was $3.4 million. Revenues were $193.3 million, an increase of 24% over revenues of $155.6 million in 2002. EBITDA for 2003 was $10.1 million, an increase of 42% over 2002.
     Fourth quarter 2003 earnings per share after the charge for the contract in litigation were $0.05 compared to $0.02 in the fourth quarter of 2002. Net income for the fourth quarter of 2003, after the charge for the contract in litigation, was $447 thousand, an increase of $322 thousand or 258% over the fourth quarter of 2002. Revenues for the fourth quarter of 2003 were $45.8 million, an increase of $1.5 million or 3.5% over the fourth quarter of 2002. EBITDA for the fourth quarter of 2003 was $1.9 million, an increase of $225 thousand over the fourth quarter of 2002.
     Revenues and earnings benefited in 2003 from the completion of the acquisition of Tiburon, Inc. on May 2, 2002.
     Backlogs at December 31, 2003 were $139.4 million, a decline of $65.0 million for the year. Backlogs in the Institutional Security segment continue to decline, due largely to tight state and local budgets for corrections facilities. These tight state and local budgets have also modestly impacted the Public Safety & Justice segment's customer budgets. The Attack Protection segment's backlogs are down, year over year due to the continuing delay in awarding eight embassy projects and further delays in long anticipated Homeland Security procurements. While the company expects an increase in the Institutional Security segment's award activity in the coming months, most of the awards will occur too late to impact 2004 results. The Attack Protection segment has a substantial number of bids out that, if awarded on a timely basis, can still have a favorable impact on 2004.
     The company's balance sheet continued to strengthen in the fourth quarter due to strong cash generated by operations and asset management efforts, with net debt (debt minus cash) decreasing by $10.4 million to $15.8 million during the year ended December 31, 2003. In January 2004, the Company issued $40.25 million of 6.25% Convertible Subordinated Notes, further strengthening its liquidity and financial flexibility.
     The Institutional Security Systems segment had a good year, with revenues up 17.2% to $98.7 million and pre-tax income up 94% to $3.6 million. The year benefited from some favorable project margin improvements, partially offset by the continuing cost of project cost overruns in the West Coast regional office. The Institutional Security Systems segment also absorbed $277 thousand in relocation costs to move its Airteq lock manufacturing facility from Oregon to Alabama, a move which will result in substantial continuing savings. New business activity slowed in 2003 due to tight state and local budgets for new corrections facilities, and that slowdown has continued into 2004, resulting in lower backlogs, which will result in a material decline in the Institutional Security Systems segment's revenues in 2004.
     Public Safety & Justice had a revenue increase of $20.2 million, or 68%, to $49.8 million in 2003, largely due to the purchase of Tiburon, Inc. on May 2, 2002. The $1.7 million charge for the contract in litigation occurred in the Public Safety & Justice segment. Pre-tax income after the charge was $407 thousand, down 8% from 2002. While the outcome cannot be predicted, the company believes it is in a strong position and intends to vigorously pursue this action and recover its contract value plus any additional damages incurred by the Company. Included in operating expenses for 2003 is a pre-tax amortization and depreciation charge of $973 thousand, equivalent to $0.07 per share, related to the prior year's acquisition of Tiburon compared to $649 thousand, equivalent to $0.05 per share, in 2002. The Public Safety & Justice segment had some major contract wins in 2003, signing contracts with the cities of Kansas City and Detroit, among others. Results in 2004 are expected to exceed $2.1 million.
     The Attack Protection segment had revenues of $28.4 million in 2003, unchanged from 2002. Pre-tax income improved to $0.6 million in 2003 versus a loss of ($0.7) million in 2002. Improvements were driven largely by cost reductions. During the year Attack Protection's Fiber SenSys division moved to a substantially larger facility to provide for expected increased activity levels for their fiber optic based perimeter sensors. While Attack Protection backlogs declined during 2003, Attack Protection has a substantial number of bids out that, if awarded on a timely basis, can still have a favorable impact on 2004.
     Federal Security Systems segment revenues increased 23% in 2003 to $16.4 million. Pre-tax income increased 15% in 2003 to $1.0 million. Important progress continues to be made on the signals intelligence product line, which is expected to contribute materially to revenues and earnings in coming years.
     Corporate expenses continued to increase at a rate in excess of normal patterns due to increased requirements for internal and external audit services and other legal obligations related to the new Sarbanes-Oxley legislation. These costs will increase even more sharply in 2004.
     While first quarter 2004 results should continue to improve over 2003, it is too early to estimate results for all of 2004. The continuing decline in Institutional Security segment's backlogs, and continuing delays in Attack Protection segment awards, result in too many variables to confidently estimate full year 2004 results at this time.
     Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market, the Company's ability to secure new contracts and the risks inherent in CompuDyne's business and future uncertainties which are further described in its filings with the Securities and Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                                             December 31, December 31,
               ASSETS                            2003         2002
                                             ------------ ------------
                                                   (in thousands)
Current Assets
       Cash and cash equivalents              $    1,869   $    1,274
       Accounts receivable, net                   41,780       45,168
       Contract costs in excess of billings       17,568       18,297
       Inventories                                 6,704        6,401
       Deferred tax assets                         1,371        1,220
       Prepaid expenses and other                  2,322        2,510
                                               ----------   ----------
             Total Current Assets                 71,614       74,870

Property, plant and equipment, net                10,079       12,171
Goodwill, net                                     21,280       21,938
Other intangible assets, net                       9,785       10,171
Deferred tax assets                                    -          987
Other                                                904          667
                                               ----------   ----------
           Total Assets                       $  113,662   $  120,804
                                               ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
       Accounts payable and accrued
        liabilities                           $   21,078   $   22,235
       Billings in excess of contract costs
        incurred                                  13,551       13,602
       Deferred revenue                            6,036        5,812
       Current portion of notes payable            2,103        2,402
                                               ----------   ----------
             Total Current Liabilities            42,768       44,051

Notes payable                                     15,555       25,108
Deferred tax liabilities                           1,592        2,114
Other                                                820          327
                                               ----------   ----------
             Total Liabilities                    60,735       71,600

Commitments and contingencies

Total Shareholders' Equity                        52,927       49,204
                                               ----------   ----------
Total Liabilities and Shareholders' Equity    $  113,662   $  120,804
                                               ==========   ==========

Certain prior year numbers have been reclassified to conform to the current year's format.


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                                 2003      2002      2003      2002
                               --------  --------  --------  --------
                                (in thousands, except per share data)

Net sales                      $ 45,822  $ 44,270  $193,263  $155,556
Cost of goods sold               35,007    34,360   146,867   120,740
                               --------  --------  --------  --------
Gross profit                     10,815     9,910    46,396    34,816

Operating expenses                8,077     7,156    31,180    25,136
Research and development          1,568     1,846     7,164     4,916
Amortization and depreciation
 of Tiburon purchase
 accounting intangibles             243       416       973       649
Relocation charges                   70         -       362         -
                               --------  --------  --------  --------
Operating income                    857       492     6,717     4,115
                               --------  --------  --------  --------
Total other expense                  36       383       961     1,275
                               --------  --------  --------  --------
Income before income taxes          821       109     5,756     2,840
Income taxes                        374       (16)    2,348     1,026
                               --------  --------  --------  --------
Net income                     $    447  $    125  $  3,408  $  1,814
                               ========  ========  ========  ========
Earnings per share:
Basic earnings per share       $    .06  $    .02  $    .43  $    .24
                               ========  ========  ========  ========
Weighted average number of
 common shares outstanding        7,936     7,826     7,895     7,456
                               ========  ========  ========  ========
Diluted earnings per share     $    .05  $    .02  $    .42  $    .23
                               ========  ========  ========  ========
Weighted average number of
 common shares and equivalents    8,210     8,127     8,158     7,940
                               ========  ========  ========  ========

Certain prior year numbers have been reclassified to conform to the current year's format.


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL DATA
                       (in thousands, unaudited)

                               Three Months Ended  Twelve Months Ended
                                   December 31,       December 31,
                                  2003     2002      2003     2002
                                -------- --------  -------- --------
Revenues
    Public Safety and Justice    $11,061  $10,339  $ 49,794 $ 29,643
    Institutional Security
     Systems                      23,156   21,158    98,653   84,182
    Attack Protection              7,463    9,646    28,375   28,357
    Federal Security Systems       4,142    3,127    16,441   13,374
                                -------- --------  -------- --------
                                 $45,822  $44,270  $193,263 $155,556
                                ======== ========  ======== ========


                               Three Months Ended  Twelve Months Ended
                                   December 31,       December 31,
                                  2003     2002      2003     2002
                                -------- --------  -------- --------
Pre-tax income (loss)
    Public Safety and
     Justice                     $  (933) $   (11)  $   407  $   444
    Institutional Security
     Systems                         825     (463)    3,613    1,867
    Attack Protection                704      138       551     (706)
    Federal Security Systems         227      318       953      827
    Corporate                         (2)     127       232      408
                                -------- --------  -------- --------
                                 $   821  $   109   $ 5,756  $ 2,840
                                ======== ========  ======== ========

                                        December 31, December 31,
                                            2003        2002
                                          --------    --------
Backlog
    Public Safety and Justice             $ 63,727    $ 74,867
    Institutional Security Systems          57,258      99,527
    Attack Protection                       10,043      18,478
    Federal Security Systems                 8,326      11,440
                                          --------    --------
                                          $139,354    $204,312
                                          ========    ========


             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

                                   Three Months       Twelve Months
                                      Ended               Ended
                                 December 31, 2003   December 31, 2003
                                 -----------------   -----------------

Net income                         $       447        $     3,408
Interest expense                           310              1,389
Tax expense                                374              2,348
Depreciation and amortization              747              2,988
                                   -----------        -----------
EBITDA                             $     1,878        $    10,133
                                   ===========        ===========

                                   Three Months       Twelve Months
                                      Ended               Ended
                                 December 31, 2002   December 31, 2002
                                 -----------------   -----------------

Net income                         $       125        $     1,814
Interest expense                           366              1,427
Tax expense                                (16)             1,026
Depreciation and amortization            1,178              2,848
                                   -----------        -----------
EBITDA                             $     1,653        $     7,115
                                   ===========        ===========

This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principals (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization, (EBITDA) in its internal analysis of net income and monitors it to ensure compliance with certain covenants under the Company's credit facility. Management believes that EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of the critical components of its results of its operations. Management also believes that EBITDA is a valuable financial measure to investors because it allows them to monitor the Company's compliance with certain covenants under its credit facility.


    CONTACT: CompuDyne Corp.
             Geoffrey F Feidelberg, 410-712-0275
             investors.relations@compudyne.com